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                                                                    EXHIBIT 10.8

[ALLERGAN LOGO]


March 5, 2001

William C. Shepherd
Chairman of the Board
Allergan Specialty Therapeutics, Inc.
2525 Dupont
Irvine, CA  92612

Dear Mr. Shepherd:

Pursuant to this letter agreement by and between Allergan, Inc. ("Allergan") and Allergan Specialty Therapeutics, Inc. ("ASTI"), Exhibit A to the License Option Agreement dated March 6, 1998, by and between Allergan and ASTI is amended as follows:

Section 3.1(a) of the Exhibit A is amended to add the following provisions after 3.1(a)(ii):

         "(iii) Notwithstanding any other provision of this Agreement, including
Section 3.1(a)(I) and (ii), Allergan shall pay to ASTI a royalty of fifteen (15) percent (15%) of Allergan's Net Sales of the following ASTI Products, if such ASTI Product has become a Licensed Product:

Brimo Timolol Combo        Eyecare             Ocular Hypertension/Primary Angle Glaucoma
Keto Reformulation         Eyecare             Post surgical Pain
Alpha 2 Pain               New Technologies    Chronic Pain
Photo Dynamic Therapy      Eyecare             Age Related Macular Degeneration
AGN 195795                 Eyecare             Glaucoma"

Additionally, by this letter agreement, Allergan, on the one hand, and ASTI, on the other, confirm that Exhibit A attached hereto accurately reflects the current ASTI Products and Pre-Selection Work Projects of ASTI.

Please acknowledge your acceptance of the terms of this letter agreement by signing below.

Very truly yours,

/s/ ERIC BRANDT
-----------------------
    Eric Brandt                            ACCEPTED AND AGREED:

                                           Allergan Specialty Therapeutics, Inc.

                                           By: /s/ WILLIAM C. SHEPHERD
                                               ---------------------------------
                                                   William C. Shepherd, Chairman